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                                                                      EXHIBIT 11

PACE MEDICAL, INC. AND WHOLLY-OWNED SUBSIDIARY
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------


                                             FOR THE THREE MONTHS              FOR THE NINE MONTHS
                                              ENDED SEPTEMBER 30                ENDED SEPTEMBER 30
                                              ------------------                ------------------
                                           1997              1996              1997              1996
                                       ----------        ----------        ----------        ----------

CALCULATION OF PRIMARY EARNINGS
  PER SHARE

Net Income                             $  115,788        $   63,197        $  365,570        $  265,403
                                       ----------        ----------        ----------        ----------

Number of shares:
Weighted average shares
  outstanding                           3,400,850         3,385,805         3,400,850         3,385,805

Incremental shares for
  outstanding stock options
  and warrants                            127,770           246,599           155,291           180,171
                                       ----------        ----------        ----------        ----------

Total shares outstanding for
  purpose of earnings per share
  computation                           3,528,620         3,632,404         3,556,141         3,565,976
                                       ----------        ----------        ----------        ----------

Income per share as calculated         $      .03        $      .02        $      .10        $      .07
                                       ----------        ----------        ----------        ----------

CALCULATION OF FULLY DILUTED
  EARNINGS PER SHARE

Net Income                             $  115,788        $   63,197        $  365,570        $  265,403
                                       ----------        ----------        ----------        ----------

Number of shares:
Weighted average shares
  outstanding                           3,400,850         3,385,805         3,400,850         3,385,805

Incremental shares for
  outstanding stock options
  and warrants                            127,770           246,599           155,291           246,599
                                       ----------        ----------        ----------        ----------

Total shares outstanding for
  purpose of earnings per share
  computation                           3,528,620         3,632,404         3,556,141         3,632,404
                                       ----------        ----------        ----------        ----------

Income per share as calculated         $      .03        $      .02        $      .10        $      .07
                                       ----------        ----------        ----------        ----------





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